FIRST AMENDMENT TO AMENDED AND RESTATED
PRIVATE LABEL CONSUMER CREDIT CARD PROGRAM AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED PRIVATE LABEL CONSUMER CREDIT CARD PROGRAM AGREEMENT (this “Amendment”), which shall be effective as of the 23rd day of April, 2007, is entered into by and between GE Money Bank (“Bank”), Select Comfort Corporation (“Select Comfort”), and Select Comfort Retail Corporation (“SCRC”, and collectively with Select Comfort, “Retailer”), and amends that certain Amended and Restated Private Label Consumer Credit Card Program Agreement dated as of December 14, 2005 by and between Bank and Retailer (as amended, the “Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, pursuant to Sections 6.6 and 9.2(j) of the Agreement, Bank provided written notice to Retailer that the review threshold related to the Credit Review Point had been achieved.

WHEREAS, Retailer declined to exercise the termination right provided to it in Section 9.2(j)(ii) of the Agreement.

WHEREAS, the parties wish to amend the Agreement to increase the Credit Review Point and certain related provisions, as well as altering certain financial covenants set forth in the Agreement, as further described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. AMENDMENT

1.  Amendment to Section 6.6. The reference to “eighty percent (80%)” in the third sentence of Section 6.6 of the Agreement is hereby deleted and replaced with “ninety percent (90%)”.

2. Amendment to Section 9.2(j)(i). The reference to “eighty percent (80%)” in Section 9.2(j)(i) of the Agreement is hereby deleted and replaced with “ninety percent (90%)”.

3.  Amendment to the definition of “Credit Review Point” in Appendix A. The reference to “Three Hundred Forty Five Million Dollars ($345,000,000)” set forth in the definition of “Credit Review Point” in Appendix A of the Agreement is hereby deleted and replaced with “Four Hundred Ninety Five Million Dollars ($495,000,000)”.

4. Amendment to Schedule 6.7. Schedule 6.7 of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule 6.7 attached hereto as Exhibit A.

II. MISCELLANEOUS

(a) Authority for Amendment; Effective Date. The execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Retailer and Bank and upon execution by all parties, will constitute a legal, binding obligation thereof.

(b) Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.

(c) Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(d) Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby.

(e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

(f) Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

[signatures on following page]

IN WITNESS WHEREOF, Retailer and Bank have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SELECT COMFORT CORPORATION By: /s/ James C. Raabe Name: James Raabe Title: Senior VP - CFO	GE MONEY BANK By: /s/ William Ellingwood Name: William Ellingwood Title: SVP
SELECT COMFORT RETAIL CORPORATION By: /s/ Mark A. Kimball Name: Mark Kimball Title: Senior VP - General Counsel

EXHIBIT A
TO FIRST AMENDMENT

SCHEDULE 6.7
To
Credit Card Program Agreement

Financial Covenants

(1) MAXIMUM LEVERAGE RATIO. Retailer shall not, as of the end of any fiscal quarter of Retailer, allow the Leverage Ratio (as defined below) to be equal to or greater than 3.0:1.

(2) MINIMUM INTEREST COVERAGE RATIO. Retailer shall not, as of the end of any fiscal quarter of Retailer, allow the Interest Coverage Ratio (as defined below) to be less than 2.75:1.

The definitions of Leverage Ratio and Interest Coverage Ratio set forth below are taken from that certain Credit Agreement (the “Credit Agreement”), dated as of June 9, 2006 (the “Effective Date”), by and among JP Morgan Chase Bank, National Association (as administrative agent), Bank of America, N.A. (as syndication agent) and the other lenders from time to time party thereto, on the one hand, and Select Comfort Corporation and those of its subsidiaries listed as borrowers thereunder, on the other. Capitalized terms used in the following definitions, as well as all additional imbedded defined terms contained in such capitalized terms (and any further imbedded defined terms), shall be given the meanings set forth in the Credit Agreement as of the Effective Date, without giving effect to any subsequent amendments, deletions, alterations or waivers of any such terms.

“Interest Coverage Ratio” means, as of the end of any fiscal quarter of Retailer, the ratio of (a) EBITDAR to (b) the sum of Total Interest Expense plus Rentals, in each case, for the period of four fiscal quarters then ended, computed on a consolidated basis for Retailer and its subsidiaries.

“Leverage Ratio” means, at any time, the ratio of Total Debt at such time to EBITDA for the most recently completed four fiscal quarters of Retailer, computed on a consolidated basis for Retailer and its subsidiaries.